Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-63017, 333-46430, 333-55002, 333-70218, 333-100885, 333-120955, 333-134973 and 333-139819, and Post-Effective Amendment No. 1 to Registration Statement No. 2-76276) of Northwest Natural Gas Company of our report dated June 20, 2007 relating to the financial statements and supplemental schedule of the Northwest Natural Gas Company Retirement K Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

June 21, 2007